UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10th, 2009

GENESIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-63460	65-0908171
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 University Place,
#12-C
New York, NY 10003
 (Address of principal executive offices)

336-601-6555
(Telephone number, including area code)

Copies to:
Gregg E.  Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors

Effective July 10th, 2009, Mr. Jeffrey Glick resigned as the Chief Executive Officer, Chief Financial Officer Principal Financial Officer and Chairman of the Board of Directors Officer of Genesis Group Holdings, Inc. (the “Company”).  Mr. Glick’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer and Chief Financial Officer

Effective July 10th, 2009, the board of directors of the Company appointed Gideon Taylor as the Company’s Chief Executive Officer, Chief Financial Officer and Principal Financial Officer.

Mr. Taylor, age 67, in 1987 Gideon founded what became Able Telcom Holding Corp., a Florida based telecommunications infrastructure provider. Gideon took that company public in 1988. In less than eleven years, Gideon took the company to more than $400,000,000 in annual revenues. Gideon retired in 1998. In 2002, he joined the board of directors of Perfect Web Technologies, Inc. In 2004 he became an independent consultant performing research and development, and miscellaneous assistance within the telecommunications industry. Gideon. Taylor also served a total of 24 years in the United States Army; during much of that tenure he provided telecommunications engineering services for the US Government. He retired as a Captain.

Family Relationships

Mr. Taylor does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between Mr. Taylor and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2009		GENESIS GROUP HOLDINGS, INC.

	By:	/s/ Gideon Taylor
GIDEON TAYLOR Chief Executive Officer